UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12
1LIFE HEALTHCARE, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

This Schedule 14A filing consists of the following communication relating to the proposed acquisition of 1Life Healthcare, Inc., a Delaware corporation (the “Company”), by Amazon.com, Inc., a Delaware corporation (“Parent”), Negroni Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”), pursuant to the terms of an Agreement and Plan of Merger, dated July 20, 2022, by and among the Company, Parent and Merger Sub:

(i)	Key Messaging for members.

The item above was first used or made available on August 4, 2022.

Key Messaging for 1Life Healthcare, Inc. Members

1.Thank you for sharing your concern. We want to make sure you feel supported in light of this announcement. At One Medical, we know trust is at the heart of our relationship with our members. Ensuring the privacy and security of your health information has always been of the utmost importance and will continue to be a top priority.

2.The One Medical entities that provide health care services to you will continue to be provider-owned.  The clinical providers that you know and trust will continue to be your advocate and partner in your health journey, including in the safeguarding of your private information. Nothing about this transaction changes One Medical’s privacy practices, including our compliance with privacy laws such as HIPAA and with our own policies and notices.  For more information about how we safeguard your Protected Health Information (PHI), please see our HIPAA Notice of Privacy Practices.

3.Importantly, we want you to know that we would only share your PHI when it is permissible. Here are some examples of when we would NOT share your PHI and some examples of when we would:
a.We would NOT share your PHI with another company, such as Amazon, for their own use without your authorization. That remains true whether or not we join Amazon.
b.We would NOT share your PHI with another company, such as Amazon, for their own marketing purposes without your authorization. That remains true whether or not we join Amazon.
c.We would share your PHI with another provider in connection with the other provider’s treatment of you.
d.We may allow access to certain PHI by our service providers as needed for them to perform services for us; for example, a clearinghouse may access your PHI as necessary for billing.

______________________

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements which include, but are not limited to, statements regarding expected timing, completion and effects of the proposed acquisition. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. One Medical’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to: the ability of the parties to consummate the proposed acquisition in a timely manner or at all; the satisfaction (or waiver) of closing conditions to the consummation of the proposed acquisition, including with respect to the approval of One Medical’s stockholders; potential delays in consummating the proposed acquisition; the ability of One Medical to timely and successfully achieve the anticipated benefits of the proposed acquisition; the impact of health epidemics, including the COVID-19 pandemic, on the parties’ respective businesses and the actions the parties may take in response thereto; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; the impact of natural and man-made disasters and similar events on One Medical’s business, financial condition and results of operations; the effect of the announcement or pendency of the proposed acquisition on One Medical’s business relationships, operating results and business generally; costs related to the proposed acquisition; the outcome of any legal proceedings that may be instituted against One Medical or any of its directors or officers related to the merger agreement or the proposed acquisition; anticipated membership growth and revenue potential from One Medical’s members; One Medical’s ability to retain members; One Medical’s ability to successfully introduce and drive adoption of new products; changes in the pricing One Medical offers to its members; One Medical’s relationships with its health network partners and enterprise clients and any changes to, accommodations in or terminations of One Medical’s contracts with the health network partners or enterprise clients; One Medical’s ability to improve cost of care and margins, including timing and expenses of new office openings and entry into new geographies; One Medical’s ability to improve its medical claims expense ratio; changes in laws or regulations; One Medical’s involvement in existing and potential litigation, including medical malpractice claims and consumer class actions; any governmental investigations or inquiries, including those related to COVID-19 vaccine administration or challenges to One Medical’s relationships with the One Medical PCs under the administrative services agreements; One Medical’s strategic plan; the impact of new laws and regulations on

One Medical’s industry, including Medicare, general economic and market conditions; One Medical’s financial outlook; One Medical’s focus areas for investment and One Medical’s investments; announcements by One Medical’, One Medical’s health network partners or One Medical’s competitors of business or strategic developments; and One Medical’s overall business trajectory. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in One Medical’s most annual and quarterly reports filed with the SEC, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC from time to time and available at www.sec.gov. These documents can be accessed on One Medical’s web page at https://investor.onemedical.com/ by clicking on the link “SEC Filings.”

The forward-looking statements included in this communication are made only as of the date hereof. One Medical assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Additional Information and Where to Find It

In connection with the proposed acquisition of One Medical by Amazon, One Medical intends to file with the SEC preliminary and definitive proxy statements relating to such acquisition and other relevant documents.  The definitive proxy statement will be mailed to One Medical’s stockholders as of a record date to be established for voting on the proposed acquisition and any other matters to be voted on at the special meeting.  BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENTS, ANY AMENDMENTS OR SUPPLEMENTS THERETO, ANY OTHER SOLICITING MATERIALS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED ACQUISITION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ONE MEDICAL AND THE PROPOSED ACQUISITION. Investors and security holders may obtain free copies of these documents (when they are available) on the SEC’s web site at www.sec.gov, on One Medical’s website at https://investor.onemedical.com/ or by contacting One Medical’s Investor Relations via email at https://investor.onemedical.com/contact-ir.

Participants in the Solicitation

One Medical and its directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of One Medical in connection with the proposed acquisition and any other matters to be voted on at the special meeting.  Information regarding the names, affiliations and interests of such directors and executive officers will be included in the preliminary and definitive proxy statements (when available). Additional information regarding such directors and executive officers is included in One Medical’s definitive proxy statement on Schedule 14A for the 2022 Annual Meeting of Stockholders, which was filed with the SEC on April 21, 2022.

Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of One Medical’s stockholders in connection with the proposed acquisition and any other matters to be voted upon at the special meeting will be set forth in the preliminary and definitive proxy statements (when available) for the proposed acquisition. These documents are available free of charge as described in the preceding paragraph.